UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 27, 2006
(Date of earliest event reported)

CGI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 Revere Drive
Suite 510
Northbrook, Illinois  60062
(Address of Principal Executive Offices)

(847) 562-0177
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On January 27, 2006, CGI Holding Corporation d/b/a Think Partnership Inc. (the “Company”) received a letter from the American Stock Exchange (“AMEX”) advising the Company that, because the Company did not distribute an annual report to its shareholders for the year ended December 31, 2004 and did not hold an annual meeting of its shareholders for that year, the Company failed to comply with: (1) Section 610 of the AMEX Company Guide which requires a listed company to submit to its shareholders a copy of its annual report no later than four months after the close of the last preceding fiscal year; and (2) Section 704 of the Company Guide which requires a listed company to hold meetings of its stockholders annually to elect directors and to take action on other corporate matters.

In the letter, the AMEX advised the Company that it must comply with these requirements no later than March 31, 2006.  The AMEX has also required the Company to notify its shareholders in writing that it has delayed its annual meeting of shareholders explaining the reasons for the delay.

In May of 2005, the staff of the Securities and Exchange Commission (the “SEC”) notified the Company that its audited consolidated financial statements for the year ended December 31, 2004 were being reviewed.  Because these financial statements must be included in the 2004 annual report accompanying the Company’s proxy statement for its 2005 annual meeting, the Company delayed holding its meeting until the review was complete.  On December 30, 2005, as a result of this review, the Company restated the financial statements that are to be included in the 2004 annual report, and, based on oral comments received from the staff, restated the financial statements again on January 31, 2006.  As a result, the Company expects to be able to mail its 2004 annual report and hold an annual meeting of shareholders on or before March 31, 2006.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of the Businesses Acquired.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

	99.1	Press Release Announcing Receipt of Warning Letter from the American Stock Exchange.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 31, 2006

CGI HOLDING CORPORATION.

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	Chief Executive Officer

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